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EXHIBIT 3.8

BY-LAWS

OF

DESIGN SERVICES INCORPORATED

(a California corporation)

ARTICLE I
Offices

    Section 1.  The principal office of the Corporation shall be in the County of San Mateo, State of California. Additional offices may be established and maintained at such other place or places, either within or without the State of California, as the Board of Directors may from time to time designate.

ARTICLE II
Meetings of Shareholders

    Section 2.  Place of Meeting.  All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of California, as the Board of Directors may designate. Any meeting shall be valid wherever held if held by written consent of all of the shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

    Section 3.  Annual Meetings.  The annual meeting of the shareholders shall be held at the hour of 11:00 o'clock A.M. on the last Thursday in October of each year, unless such day shall be a legal holiday, in which event the meeting shall be held on the next succeeding business day; provided, however, that any annual meeting may be adjourned as provided by law.

    At each annual meeting there shall be elected a Board of Directors to serve during the ensuing year and until their successors are elected, and such other business shall be transacted as shall properly come before the meeting. If the annual meeting is not held, or the directors are not elected thereat, directors may be elected at a special meeting held for that purpose, and it shall be the duty of the Chairman of the Board, or the President, or any Vice President, or the Secretary, upon the demand of any shareholder entitled to vote thereat for the election of directors or any of them, to call such special meeting.

    Section 4.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, or by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth of the voting power of the Corporation. Upon request in writing to the Chairman of the Board, or the President, or any Vice President, or the Secretary, sent by registered mail or delivered to such officer in person, by any person or persons entitled to call a special meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote that a meeting will be held at such time as such officer may fix, but which shall be not less than ten (10) nor more than sixty (60) days after the receipt of such request. If such notice shall not be given within seven (7) days after the date of delivery, or the date of mailing, of such request, the person or persons calling the meeting may fix the time of meeting and give the notice thereof in the manner provided by law or in these By-Laws.

    Section 5.  Notice of Meetings.  Written notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote thereat, and such notice shall specify the place, the day and the hour of the meeting and, in the case of special meetings, the general nature of the business to be transacted. A notice may be given to any shareholder personally or by sending a copy of the notice through the mail or by telegram, with charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation, or given by him to the Corporation for the purpose of notice, or, if no address is so given, addressed to the place where the principal office of the Corporation is situated. All notices required by law or by this By-Law shall be sent to each shareholder entitled thereto not less than ten (10) days before such meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in case of an original meeting, but, except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

    Section 6.  Quorum—Adjournment.  Except as otherwise provided by law, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business at any annual or special meeting of shareholders. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted. At any such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting from which the adjournment was taken.

    The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 7.  Consent to Shareholders' Meetings.  The transactions of any meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 8.  Action Without a Meeting.  Any action which, under law, may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

    Section 9.  Voting and Election of Directors.  Every shareholder shall be entitled to one vote for each full share of the Corporation held by him, and to cumulate such votes at any election of directors as allowed by law; and it shall be lawful for every shareholder possessing the right to vote to do so by proxy duly authorized in writing. At any election of directors the candidates receiving the highest number of votes, up to the number of directors to be elected at such election, shall be deemed elected.

ARTICLE III
Directors

    Section 10.  Number and Qualification of Directors.  The Board of Directors of the Corporation shall consist of three (3) members, which number may be increased or decreased by amendment of the Articles of Incorporation or the By-Laws duly adopted by the shareholders in the manner authorized and permitted by law. Directors need not be shareholders.

    Section 11.  Powers.  Except as otherwise provided by law or by the Articles of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

    Section 12.  Election and Term of Office.  The directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation or removal.

    Section 13.  Place of Directors' Meetings.  Meetings of the directors shall be held at the principal office of the Corporation, or at any place within or without the State of California as may be designated from time to time by resolution of the Board of Directors or by written consent of all of the members thereof. Any meeting shall be valid wherever held if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation.

    Section 14.  Regular Meetings.  Immediately following the adjournment of the shareholders' meeting at which directors are elected, a meeting of directors shall be held for the purpose of organizing the Board, electing officers and transacting such other business as may come before the meeting. Thereafter, regular meetings shall be held at such times and places as the Board, by resolution, may designate from time to time. Notice of regular meetings need not be given.

    Section 15.  Special Meetings, Notice and Waiver.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, or by the President, or by any Vice President, or by any two (2) directors. At least two (2) days before any special meeting of the Board of Directors written notice of the time and place of the meeting shall be delivered personally to each director, or sent to each director by letter or by telegram, charges prepaid, addressed to him at his residence or usual place of business, or, if such address is not shown on the records and is not ascertainable, at the city or place in which the meetings of the directors are regularly held; provided that notice of the time and place of holding of an adjournment of a regular or special meeting need not be given to absent directors if the time and place of such meeting are fixed at the meeting adjourned. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Section 16.  Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

    Section 17.  Quorum.  At all meetings of the Board of Directors a majority of the directors then in office, present in person at such meeting, shall be sufficient to constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until the time fixed for the next regular meeting of the Board of Directors.

    Section 18.  Organization.  The Chairman of the Board or, in his absence, the President, or, in their absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or, in his absence, any person appointed by the presiding Officer, shall act as Secretary of the Board of Directors.

    Section 19.  Resignation and Vacancies.  Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, or the President, or the Secretary of the Corporation, or to the Board of Directors. Such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

    Section 20.  Compensation.  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at the meetings of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for any such service.

ARTICLE IV
Officers

    Section 21.  Number.  The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, one of whom may be designated Executive Vice President, a Secretary, a Treasurer, and such other officers as may be elected by the Board of Directors or appointed in accordance with the provisions of Section 23 of these By-Laws. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

    Section 22.  Election and Term of Office.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 23 of these By-Laws, shall be chosen annually by the Board of Directors and shall hold office until his successor shall have been duly chosen, or until his death, resignation or removal.

    Section 23.  Subordinate Officers.  The Board of Directors may appoint such other officers, committees or agents as the business of the Corporation may require, including one or more Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any such subordinate officers, committees or agents.

    Section 24.  Removal, Resignation and Vacancies.  Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors, or by any committee or superior officer or officers having the power to appoint such officer. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Vacancies in any office arising from any cause may be filled in the manner prescribed in these By-Laws for appointment or election to such office.

    Section 25.  Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

    Section 26.  President.  The President shall be the chief executive officer of the Corporation and shall have general supervision over the affairs of the Corporation, subject, however, to the control of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, notes, contracts and other instruments authorized by the

Board of Directors, and, in general, shall perform all duties as are incident to the office of President, or as are prescribed by the Board of Directors.

    Section 27.  Vice Presidents.  The Vice President or Vice Presidents shall possess such powers and perform such duties as may from time to time be assigned to them by the Board of Directors, by the Chairman of the Board, or by the President.

    Section 28.  Secretary.  The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; shall keep the minutes of all proceedings of meetings of shareholders and of the Board of Directors; and shall perform such other duties as are incident to his office or as are assigned to him by the Board of Directors, by the Chairman of the Board, or by the President.

    Section 29.  Treasurer.  The Treasurer shall receive and have custody of all funds and securities of the Corporation; shall keep adequate and correct accounts of the Corporation's properties and business transactions; and shall perform such other duties as may be required of him by the Board of Directors, by the Chairman of the Board, or by the President.

    Section 30.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V
Contracts, Checks, Drafts, Bank Accounts, etc.

    Section 31.  Contracts and Other Instruments.  Except as in these By-Laws otherwise provided, the Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its assets or credit or to subject it to any liability for any purpose or in any amount.

    Section 32.  Checks, Drafts, etc.  The Board of Directors may by resolution authorize from time to time such person or persons as it may designate to sign and/or countersign checks or drafts drawn on the funds of the Corporation, and may also by resolution authorize any officer of the Corporation to designate from time to time any person or persons to sign and/or countersign checks or drafts drawn on the funds of the Corporation.

ARTICLE VI
Certificates for Shares and Their Transfer

    Section 33.  Certificates for Shares.  Certificates for shares of the Corporation shall be in such form as shall be required by law and as shall be approved by the Board of Directors. Each certificate for shares shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, or shall be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of the President and the written signature of the Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature shall be countersigned by a transfer agent or transfer clerk and registered by a duly qualified registrar.

    In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been written, printed or stamped on, any certificate or certificates for shares of the Corporation shall cease to be such officer or officers because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and, upon the issue and delivery thereof, shall be as valid and effective in all respects as though signed by the duly elected, qualified and authorized officers of the Corporation, provided such certificate or certificates are countersigned and registered as above provided.

    Section 34.  Transfer on the Books.  Upon surrender to the Secretary or transfer agent (if any) of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Secretary or transfer agent (if any) shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation. The Board of Directors may authorize the issue of a new certificate for shares alleged to have been lost or destroyed and may, in their discretion, require that the Corporation first be furnished with such security, or indemnity or both as they may deem proper. The Board of Directors may make such addition rules and regulations, not inconsistent with law or with these By-Laws, as it may deem expedient, concerning the issuance, transfer and registration of certificates for shares, and may appoint one or more transfer agents or registrars or both.

    Section 35.  Determination of Shareholders of Record.  The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such record date. Such record date shall be not more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than fifty (50) days prior to the date of any shareholders' meeting, the date when the right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

ARTICLE VII
Fiscal Year

    Section 36.  The fiscal year of the Corporation shall be fixed and may be changed from time to time by resolution of the Board of Directors.

ARTICLE VIII
Waiver of Notice

    Section 37.  Whenever any notice whatever is required to be given by statute or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX
Amendment of By-Laws

    Section 38.  Except as otherwise provided by law, these By-Laws may be altered, amended or repealed, and new By-Laws may be adopted and added, by written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, or by vote of said shareholders at any meeting of the shareholders of the Corporation. Except as otherwise provided herein or by law, these By-Laws may also be altered, amended, repealed or added to by the Board of Directors.

ARTICLE X
INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

    Section 39.  The corporation shall, to the maximum extent permitted by the California General Corporation Law and by the corporation's Restated Articles of Incorporation, have power to indemnify each of its agents (as that term is defined in Section 317 of the Corporations Code) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any claim arising (i) out of any actual or alleged breach by the agent of a duty to the corporation or its shareholders, whether in connection with action taken in an official capacity or in another capacity while holding such office, or (ii) by reason of the fact that such agent is or was an agent of the corporation. The corporation shall also have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by law. Furthermore, to the maximum extent permitted by the California General Corporation Law, the corporation shall so indemnify each of its officers and directors, and shall so advance expenses (provided, however, that the individual was acting within the scope of the corporation's delegation of authority policy), in every instance in which it is authorized to do so (and to the fullest extent to which it is authorized) by express provision of Section 204 or 317 of the Corporations Code, by Article SIXTH of the Restated Articles of Incorporation or by this Article X of the Bylaws.

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  EXHIBIT 3.8